Exhibit 1.01

AVI BioPharma, Inc.

10,696,616 Shares
Common Stock
($0.0001 par value)

and Warrants to Purchase

5,348,308 Shares of Common Stock

Placement Agency Agreement

New York, New York
December 12, 2007

Citigroup Global Markets Inc.
As Representative of the several Placement Agents
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

AVI BioPharma, Inc., a corporation organized under the laws of Oregon (the “Company”), proposes to sell to certain investors (the “Investors”), 10,696,616 shares (the “Shares”) of common stock, $0.0001 par value (“Common Stock”) and warrants to purchase 5,348,308 shares of Common Stock (the “Warrants”, together with the Shares, the “Securities”).  The Company desires to engage Citigroup Global Markets Inc.,  Oppenheimer & Co. Inc. and Maxim Group, LLC as the exclusive placement agents (the “Placement Agents”) and Citigroup Global Markets Inc. as the representative (the “Representative”) of the other placement agents in connection with such issuance.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (if any) or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 18 hereof.

1.             Representations and Warranties.  The Company represents and warrants to, and agrees with, each Placement Agent as set forth below in this Section 1.

(a)   The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (SEC file number 333-138299) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities and the shares of Common Stock underlying the Warrants (the “Warrant Shares”).  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities (including the Warrant Shares), each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities (including the Warrant Shares) in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other material changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  For purposes of this Agreement, all references to the Registration Statement, any Base Prospectus and any Preliminary Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)   On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Placement Agent through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 7 hereof.

(c)   (i) The Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Placement Agent through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 7 hereof.

(d)   (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(a) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Placement Agent through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 7 hereof.

(f)    Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified to do business would not have a Material Adverse Effect.

(g)   All the outstanding shares of capital stock of the subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Warrants conform, or when issued will conform, to the description thereof contained in the Disclosure Package and the Prospectus and have been duly and validly authorized by the Company and upon delivery to the Investors at the Closing Date will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity. The Warrant

Shares initially issuable upon exercise of the Warrants conform, or when issued will conform, to the description thereof contained in the Disclosure Package and the Prospectus and have been duly and validly authorized and reserved for issuance and when issued in accordance with the terms thereof will be validly issued, fully paid and nonassessable.

(h)   There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Company’s Annual Report on Form 10-K incorporated by reference in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors — If we fail to receive necessary regulatory approvals, we will be unable to commercialize our products,” “Risk Factors — Asserting, defending and maintaining our intellectual property rights could be difficult and costly, and our failure to do so will harm our ability to compete and the results of our operations,” “Business — Patents and Proprietary Information,” and “Business — Drug Approval Process and Other Government Regulation,” insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(i)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase of the Securities (including the Warrant Shares) by the Investors in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(k)   Neither the issue and sale of the Securities (including the Warrant Shares) nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clauses (ii) and (iii), as would not, singly or in the aggregate, have a Material Adverse Effect.

(l)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(m)  The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(n)   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(o)   The Company and each of its subsidiaries currently owns, leases or has rights in all such properties as are reasonably necessary for the conduct of its operations as presently conducted.

(p)   Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except to the extent that such violation or default pursuant to clauses (ii) and (iii) would not reasonably be expected to have a Material Adverse Effect.

(q)   KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board.

(r)    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities (including the Warrant Shares).

(s)   The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(t)    No labor problem or dispute outside the ordinary course of business with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u)   The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v)   No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w)  The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, (including those that may be required by the U.S. Food and Drug Administration (the “FDA”) and any state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals) and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(y)   The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(z)    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation (as such terms are used in Regulation M promulgated under the Exchange Act) of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa)    Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate result in a Material Adverse Effect, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb)   In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)    There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any other entity for whose acts or omissions the Company is or may be liable upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability except as would not have a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances.

(dd)   None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ee)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ff)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)      The subsidiary listed on Schedule IV attached hereto is the only significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X.

(jj)      The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and, except with regard to off-the-shelf software provided by third parties, other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or, to the knowledge of the Company, as proposed in the Prospectus to be conducted.  Except as set forth in the Disclosure Package and the Prospectus, (i) there are no rights of third parties to any such

Intellectual Property; (ii) the Company is not aware of any material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv)  there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (vii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(kk)    The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package or the Prospectus were and, if still pending, are being conducted in material accordance with standard medical and scientific research procedures.  The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus.  Except to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except for such non-compliance as would not be reasonably likely to have a Material Adverse Effect, the Company has operated and currently is in compliance with all applicable FDA rules, regulations and policies.  Except to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement, the Disclosure Package or Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package or the Prospectus.

(ll)      The Company holds and is operating in compliance in all material respects with such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any committee thereof required, for the conduct of its business as currently conducted (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect, subject in each case to such exceptions and qualifications as are set forth in the Disclosure Package and the Prospectus.  The Company has fulfilled and performed all of its obligations with respect to the FDA Permits, and, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any FDA Permit, subject in each case to such exceptions and qualifications as are set forth in the Disclosure Package and the Prospectus.

(mm)     Except as described in the Disclosure Package and the Prospectus, the Company and its subsidiaries: (i) is and at all times has been in compliance in all material respects with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (v) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vi) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(nn)      The Company was subject to the requirements of Section 12 or 15(d) of the Exchange Act and filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least thirty-six calendar months immediately preceding the filing of the Registration Statement.  The Company filed in a timely manner all reports required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement.  As of October 30, 2006, the date of filing the Registration Statement with the Commission, and as of the date of this Agreement, the aggregate market value of the

Common Stock held by non-affiliates of the Company was $150 million or more, or alternatively, the aggregate market value of the voting stock held by non-affiliates of the Company was $100 million or more and the Company has had an annual trading volume of the Common Stock of more than 3 million shares.

(oo)      Neither the Company nor any of its subsidiaries have, since December 31, 2006,  (i) failed to pay any dividend or sinking fund installment on preferred stock;  or (ii) defaulted (x) on any installment or installments on indebtedness for borrowed money, or (y) on any rental on one or more long term leases, which defaults in the aggregate would have a Material Adverse Effect.

(pp)      Since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no event that has had a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

Any certificate manually signed by any officer of the Company and delivered to the Representative or counsel for the Placement Agents, whether physically, electronically or by facsimile in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Placement Agent.

2.             Agreement to Act as Placement Agents.

(a)   On the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement, the Company engages the Placement Agents, on a reasonable efforts basis, to act as its exclusive placement agents and the Representative as the representative of the other placement agents in connection with the offer and sale, by the Company, of Securities to the Investors. The Securities are being sold to Investors at a price of $1.90 per Security.  The Placement Agents may retain other brokers or dealers to act as sub-agents on their respective behalf in connection with the offering and sale of the Securities.  Until the earlier of the Closing Date (as defined in Section 3 hereof) or the termination of this Agreement, the Company shall not, without the prior consent of the Representative on behalf of the Placement Agents, solicit or accept offers to purchase shares of Common Stock otherwise than through the Placement Agents.

(b)   The Company expressly acknowledges and agrees that the Placement Agents’ obligations hereunder are on a commercially reasonable efforts basis, and this Agreement shall not give rise to any commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Securities or otherwise provide any financing.  No Placement Agent shall have authority to bind the Company in respect of the sale of any Securities.  The sale of the Securities shall be made pursuant to subscription agreements in the form included as Exhibit B hereto (the “Subscription Agreements”).

(c)   Each Placement Agent shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Securities has been solicited by such Placement Agent and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential Investor or have any liability to the Company in the event any such purchase is not consummated for any reason.  Under no circumstances will any Placement Agent be obligated to purchase any Securities for its own account and, in soliciting purchases of Securities, the Placement Agents shall act solely as the Company’s agent and not as a principal.  Notwithstanding the foregoing and except as otherwise provided in Section 2(c), it is understood and agreed that each Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Securities as a principal; provided, however, that any such purchases by such Placement Agent (or its affiliates) shall be fully disclosed to the Company (including the identity of such Investors) and approved by the Company in accordance with Section 2(d).

(d)   Subject to the provisions of this Section 2, offers for the purchase of Securities may be solicited by any Placement Agent as agent for the Company at such times and in such amounts as such Placement Agent deems advisable.  Each Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent of the Company.  The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.  Each Placement Agent shall have the right, in its discretion, subject to providing prior notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(e)   As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an aggregate amount based on a certain percentage of the gross proceeds received by the Company from the sale of Securities on such Closing Date as set forth on Schedule I hereto (the “Agency Fee”).  Each Placement Agent agrees that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that such Placement Agent shall be entitled to receive in connection with the offering contemplated hereby; such compensation shall supersede, in all respects, any and all prior agreements or understandings relating to compensation to be received by such Placement Agent from the Company in connection with the offering contemplated hereby.

(f)    No Securities which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Investor thereof against payment by such Investor.  If the Company shall default in its obligations to deliver Securities to an Investor whose offer it has accepted and from whom subscription proceeds have been received, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

3.             Payment and Delivery.  Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130 (or at such other place as shall be agreed upon by the parties), at 10:00 A.M., New York City time, on December 18, 2007 (unless another time shall be agreed to by the parties, such time herein referred to as the “Closing Date”).  The Company, the Placement Agents and Mellon Investor Services LLC (the “Escrow Agent”) have entered into an Escrow Agreement dated as of December 12, 2007 (the “Escrow Agreement”).  Subject to the terms and conditions hereof and of the Escrow Agreement, payment of the purchase price for the Securities shall be made to the Company in the manner set forth below by Federal Funds wire transfer, against delivery of certificates for the Securities to such persons, and shall be registered in such name or names and shall be in such denominations, as the Representative may request at least one business day before the Closing Date.  Payment of the purchase price for the Securities to be purchased by Investors shall be made by such Investors directly to the Escrow Agent and the Escrow Agent agrees to hold such purchase price in escrow in accordance herewith.  Subject to the terms and conditions hereof and of the Subscription Agreements and the Escrow Agreement, the Escrow Agent shall, on the Closing Date, deliver to the Company, by Federal Funds wire transfer, the aggregate purchase price so held by the Escrow Agent in escrow, reduced by an amount equal to the sum of the aggregate Agency Fee payable to the Placement Agents and the Representative’s bona fide estimate of the amount, if any, of expenses for which the Placement Agents are entitled to reimbursement pursuant hereto.  Thereafter, the Escrow Agent’s obligations with respect to the escrow of the purchase price so held by it shall cease.  The Company and the Representative hereby agree to deliver to the Escrow Agent a Closing Notice in the form attached as Exhibit C to the Escrow Agreement at least one day prior to the Closing Date.  At least one day prior to the Closing Date, the Representative shall submit to the Company the Placement Agents’ expense reimbursement invoices and the Company shall make the necessary reconciling payment on the Closing Date. Electronic transfer of the Securities shall be made on the Closing Date in such names and in such denominations as the Representative shall specify.

4.             Agreements.  The Company agrees with the several Placement Agents that:

(a)   Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you, as Representative, a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information,

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company will prepare a final term sheet, containing solely a description of the final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto and will file such term sheet pursuant to Rule 433(d) within the time require by such rule.

(b)   If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)   As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the

Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)   The Company will furnish to the Representative and counsel for the Placement Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Placement Agent a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.  The Company will pay the expenses of printing or other production of any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the Registration Statement and documents ancillary thereto relating to the offering.

(f)    The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities (including the Warrant Shares) for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction where it is not now otherwise so subject, or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)   The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative and each Placement Agent severally and not jointly agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet specified in Section 4(a) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)   The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Company may issue up to 50,000 shares, in the aggregate, of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock to consultants in exchange for services rendered, to suppliers of goods and services as compensation therefor and to owners and providers of intellectual property reasonably related to the Company’s business.  Notwithstanding the foregoing, if issuer-specific research reports about the Company are not permitted to be published or distributed pursuant to Rule 139, then, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representative and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation (as such terms are used in Regulation M) of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)    The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities (including the Warrant Shares); (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities (including the Warrant Shares), including any stamp or transfer taxes in connection with the original issuance and sale of the Securities (including the Warrant Shares); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities (including the Warrant Shares); (v) the registration of the Securities (including the Warrant Shares) under the Exchange Act and the listing of the Shares and the Warrant Shares on the Nasdaq Global Market; (vi) any registration or qualification of the Securities (including the Warrant Shares)  for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Placement Agents relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Placement Agents relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of counsel for the Placement Agents, in an aggregate amount not to exceed $75,000.00; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

5.             Conditions to the Obligations of the Placement Agents.  The obligations of the Placement Agents hereunder, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)   The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(a) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   The Company shall have requested and caused Davis Wright Tremaine LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form set forth on Exhibit C attached hereto.

(c)   The Company shall have requested and caused Perkins Coie LLP, intellectual property counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form set forth on Exhibit D attached hereto.

(d)   The Representative shall have received from Latham & Watkins LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)   The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)    The Company shall have requested and caused KPMG LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, (i) confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and (ii) stating, as of such date, or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters covered by accountants “comfort letters” in connection with registered public offerings.

(g)   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)   Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)    Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j)    At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representative.

(k)   The Shares and the Warrant Shares shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representative.

(l)    The Company shall have entered into Subscription Agreements with each of the Investors and such agreements shall be in full force and effect.

(m)  The Company shall have entered into the Escrow Agreement and such agreement shall be in full force and effect.

(n)   The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Placement Agents, this Agreement and all obligations of the Placement Agents hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Latham & Watkins LLP, counsel for the Placement Agents, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, on the Closing Date.

6.             Reimbursement of Placement Agents’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Placement Agents, the Company will reimburse the Placement Agents severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Placement Agent, the directors, officers, employees and agents of each Placement Agent and each person who controls any Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities and the Warrant Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities and the Warrant Shares, the Final Prospectus, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(a) hereto or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)   Each Placement Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the

Company to each Placement Agent, but only with reference to written information relating to such Placement Agent furnished to the Company by or on behalf of such Placement Agent through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Placement Agent may otherwise have.  The Company acknowledges that the eighth paragraph under the heading “Plan of Distribution”, in the Final Prospectus constitutes the only information furnished in writing by or on behalf of the several Placement Agents for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)   In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Placement Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agents on the other from the offering of the Securities; provided, however, that in no case shall any Placement Agent (except as may be provided in any agreement among placement agents relating to the offering of the Securities) be responsible for any amount in excess of the placement agent discounts and commissions applicable to the Securities purchased by the Investors hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Placement Agents shall be deemed to be equal to the total placement agent discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Placement Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls a Placement Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Placement Agent shall have the same rights to contribution as such Placement Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.             Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market or trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital

Market shall have been suspended or limited or minimum prices shall have been established on either of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

9.             Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

10.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (503) 227-0751 and confirmed to it at One SW Columbia, Suite 1105, Portland, OR 97258, Attention: K. Michael Forrest, with a copy to (which alone shall not constitute notice hereunder) Davis Wright Tremaine LLP, 1300 SW 5th Avenue, 23rd Floor, Portland, Oregon 97201, Attention: Michael C. Phillips.

11.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.           No Fiduciary Duty. The Company hereby acknowledges that (a) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Investors, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (b) the Placement Agents are not acting as  fiduciaries or advisors of the Company and (c) the Company’s engagement of the Placement Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Placement Agents has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Placement Agents have rendered advisory services of any nature or respect, or owe any fiduciary duty to the Company, in connection with such transaction or the process leading thereto.

13.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Placement Agents, or any of them, with respect to the subject matter hereof.

14.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

18.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, including, without limitation the documents incorporated by reference therein, (ii) the Preliminary Prospectus, if any, used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 4(a) hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities and the Warrant Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities (and the Warrant Shares) that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Placement Agents.

Very truly yours,

AVI BioPharma, Inc.

		By:	/s/ Alan P. Timmins
			Name:	Alan P. Timmins
			Title:	President & Chief Operating Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ David Bohn
	Name:			David Bohn
	Title:			Director

For itself and the other several Placement Agents

SCHEDULE I

Placement Agency Agreement dated December 12, 2007

Registration Statement No. 333-138299

Title, Purchase Price and Description of Securities:

Title: Common Stock and Warrants to purchase Common Stock

Number of Securities to be sold by the Company: 10,696,616 shares of Common Stock and Warrants to purchase 5,348,308 shares of Common Stock

Price per Security to Investors: 1.90

Agency Fee: gross spread of 7%

Placement agent discounts and commissions per Security:

Placement Agents:

Citigroup Global Markets Inc. (65% of Agency Fee)

Oppenheimer & Co. Inc. (20% of Agency Fee)

Maxim Group, LLC (15% of Agency Fee)

Other provisions:

Closing Date, Time and Location: December 18, 2007 at 10:00 a.m. New York time at Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130.

Type of Offering:  Non-Delayed

Date referred to in Section 4(h) after which the Company may offer or sell securities issued by the Company without the consent of the Placement Agent: 90 days after date of this Agreement.

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 5(f) at the Execution Time:

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

Free Writing Prospectus dated December 12, 2007

SCHEDULE III

Term Sheet

For

Financing

of

AVI BioPharma, Inc.

AVI BioPharma, Inc. (“We,” “us” or the “Company”) has filed a registration statement (Registration No. 333-138299, including a prospectus) with the SEC for the offering to which this communication relates. Before you subscribe, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we will arrange to send you the base prospectus and any other offering documents if you request them by calling (415) 458-0900.

 This Term Sheet is not intended to be contractually binding and is subject in all respects (other than with respect to such section) to the execution of the Subscription Agreement.

Issuer:	AVI BioPharma, Inc., an Oregon corporation.

Securities Offered:

Up to an aggregate of (i) 10,750,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (ii) 5,375,000 warrants to purchase Common Stock (the “Warrants”, and together with the Shares, the “Securities”) (the “Offering”).

Warrants:

The exercise price of the Warrants shall be $2.45 per share. The Warrants are exercisable beginning any time on or after June 19, 2008 and expire on December 18, 2012. The Warrants shall have the rights, preferences, privileges and restrictions substantially as set forth in the Form of Warrant.

Purchase Price:	$1.90 per Security.

Use of Proceeds to Company:

We intend to use the net proceeds from this Offering to fund clinical trials for our lead product candidates, to fund the advancement of our pre-clinical programs and for other research and development and general corporate purposes.

Subscription and Closing Date:	We and each investor participating in the Offering (each an “Investor” and collectively the “Investors”) shall execute a Subscription Agreement.

The form of Subscription Agreement provides that the Investors may rely on the representations and warranties which are made by us to the Placement Agent in the Placement Agency Agreement, which will be signed on the same day as the Subscription Agreements are signed. It is expected that the closing of the Offering shall occur, and the Securities shall be issued to the Investors and funds paid to us therefor, on or about December 18, 2007 (the “Closing Date”).

Risk Factors:

The Securities offered involve a high degree of risk. See the disclosure relating to the risks affecting us set forth in the base prospectus included in the registration statement relating to this Offering and the documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended.

Nasdaq Global Market Symbol:	AVII
Confidential Information:

The recipient of this Term Sheet and the materials attached hereto agrees with the Company, Citigroup Global Markets Inc., Oppenheimer & Co. Inc. and Maxim Group, LLC to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company, Citigroup Global Markets Inc., Oppenheimer & Co. Inc. and Maxim Group, LLC or their agents during the course of the proposed Offering, and to comply with the recipient’s obligations under U.S. and state securities laws.

Placement Agent:

The Company has engaged Citigroup Global Markets Inc. to act as lead placement agent and Oppenheimer & Co. Inc. and Maxim Group, LLC to act as co-placement agents in connection with the Offering. The placement agents will receive a fee up to $1,429,750 and expense reimbursement of no more than $100,000.

B-2

SCHEDULE IV

Subsidiaries

AVI BioPharma International Limited

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of officer or director
of AVI BioPharma, Inc.]

AVI BioPharma, Inc.
Public Offering of Common Stock

December [    ], 2007

Citigroup Global Markets Inc.
As Representative the several Placement Agents
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Placement Agency Agreement (the “Placement Agency Agreement”), between AVI BioPharma, Inc., an Oregon corporation (the “Company”), and you as representative of the Placement Agents named therein, relating to a public offering of Common Stock, $0.0001 par value (the “Common Stock”), and warrants to purchase Common Stock of the Company.

In order to induce you to enter into the Placement Agency Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Placement Agency Agreement.  The foregoing sentence shall not apply to (a) transfers shares of capital stock as bona fide gifts, (b) transfers of shares of capital stock to members of the immediate family of the undersigned or to a trust for the direct or indirect benefit of the undersigned and/or the immediate family member of the undersigned, (c) dispositions by will under the laws of descent, or (d) dispositions by order of a court or pursuant to a domestic relations order or settlement agreement; provided that (i) each donee or transferee signs and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the lock-up period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, (a) if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation, (b) if the undersigned is a limited liability company, the limited liability company may transfer capital stock of the Company to any member or affiliated limited liability company and (c) if the undersigned is a partnership, the partnership may transfer capital stock of the Company to any partner or affiliated partnership; provided that (i) each transferee signs and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the lock-up period.

If issuer-specific research reports about the Company are not permitted to be published or distributed pursuant to Rule 139, then, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Placement Agency Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Placement Agency Agreement shall be terminated prior to the Closing Date (as defined in the Placement Agency Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

A-2

EXHIBIT B

[Form of Subscription Agreement]

SUBSCRIPTION AGREEMENT

AVI BioPharma, Inc.
One SW Columbia, Suite 1105

Portland, OR 97258

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

This Subscription Agreement (this “Agreement”) is made as of the date set forth below between AVI BioPharma, Inc. an Oregon corporation (the “Company”), and the Investor.

The Company has authorized the sale and issuance to certain investors of up to 10,696,616 shares (the “Shares”) of its Common Stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase 5,348,308 shares of Common Stock (the “Warrants” and together with the Shares, the “Securities”) , for a purchase price of $1.90 per Security (the “Purchase Price”).

The offering and sale of the Securities, including the shares of Common Stock underlying the Warrants (the “Warrant Shares”) (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (iii) a Prospectus Supplement (the “Prospectus Supplement”), containing certain supplemental information regarding the Securities, including the Warrant Shares, the Company and the terms of the Offering that will be filed with the Commission and delivered to the Investor along with the Company’s counterpart to this Agreement (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Securities set forth below for the aggregate purchase price set forth below.  The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Company shall deliver to the Investor the Warrants being purchased by the Investor at the Closing in physical form.

The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[        ]  A.           Delivery by crediting the account of the Investor’s prime broker (as specified by the Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby the Investor’s prime broker shall initiate a DWAC transaction on the Closing Date (as defined in Annex I) using its DTC participant identification number and released by Mellon Investors Services LLC, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)            DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)        REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Mellon Bank

ABA #: 043000261

Account Name: Mellon Investor Services LLC

Account # : 1002331

F/C AVI BioPharma

F/C/C # 28912

Attn: Mike Equia

Tel : 201-680-3560

– OR –

[        ]  B.            Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing (as defined in Annex I) directly to the account(s) at Citigroup Global Markets Inc. (“Citigroup”) identified by the Investor and simultaneously therewith payment shall be made by Citigroup by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)       NOTIFY CITIGROUP OF THE ACCOUNT OR ACCOUNTS AT CITIGROUP TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)     CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT CITIGROUP TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR.

– OR –

[        ]  C.            Delivery of physical stock certificates, in no event later than one business day after the Closing, to the Investor at the address set forth on the signature page to this agreement.  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Mellon Bank

ABA #: 043000261

Account Name: Mellon Investor Services LLC

Account # : 1002331

F/C AVI BioPharma

F/C/C # 28912

Attn: Mike Equia

Tel : 201-680-3560

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC, DVP OR PHYSICAL DELIVERY IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SECURITIES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Securities, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated November 22, 2006, which is a part of the Company’s Registration Statement, and the documents incorporated by reference therein, prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). The Offering Information may be provided to the Investor by any means permitted under the Act, including in the Prospectus Supplement (delivered to the Investor or made available to it by the filing of an electronic version thereof with the Commission), a free writing prospectus or oral communications.

No offer by the Investor to buy Securities will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agents on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

[The remainder of this page has been intentionally left blank.]

Number of Shares:

Number of Warrants:

Purchase Price Per Share: $

Purchase Price Per Warrant: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December , 2007

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this th day of December, 2007:

AVI BIOPHARMA, INC.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.             Authorization and Sale of the Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2.             Agreement to Sell and Purchase the Securities; Placement Agents.

2.1          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Securities set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2          The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3          Investor acknowledges that the Company intends to pay Citigroup Global Markets Inc., Oppenheimer & Co. Inc. and Maxim Group, LLC (the “Placement Agents”) a fee (the “Agency Fee”) in respect of the sale of Securities to the Investor.

2.4          The Company has entered into a Placement Agency Agreement (the “Agency Agreement”) with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.  A copy of the Agency Agreement is available upon request.

3.             Closings and Delivery of the Securities and Funds.

3.1          Closing.  The completion of the purchase and sale of the Securities (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and Citigroup Global Markets Inc. (“Citigroup”), and of which the Investors will be notified in advance by Citigroup, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934.  At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company will deliver to the Investor the number of Warrants set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, in physical form and (c) the aggregate purchase price for the Securities being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2          (a)           Conditions to the Company’s Obligations.  The Company’s obligation to issue the Securities to the Investor will be subject to the receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Agency Agreement (collectively, the “Company Closing Conditions”).  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Securities that they have agreed to purchase from the Company.

3.3          Delivery of Funds.

(a)           Delivery by Electronic Book-Entry at The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor to the following account (the “Escrow Account”) designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of December 12, 2007, by and among the Company, the Placement Agents and Mellon Investor Services LLC (the “Escrow Agent”):

Mellon Bank

ABA #: 043000261

Account Name: Mellon Investor Services LLC

Account # : 1002331

F/C AVI BioPharma

F/C/C # 28912

Attn: Mike Equia

Tel : 201-680-3560

Such funds shall be held in escrow in an interest bearing account until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of Citigroup Global Markets Inc. (“Citigroup”), of the Company Closing Conditions.  The Placement Agents shall have no rights in or to any of the escrowed funds, unless Citigroup and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Agency Fee.  The Company and the Investor severally and not jointly agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Investor shall also furnish to Citigroup a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

(b)           Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at Citigroup to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Securities being purchased by the Investor.

(c)           Physical Delivery Versus Payment through the Escrow Agent.  If the Investor elects to settle the Shares purchased by such Investor by physical delivery versus payment through the Escrow Agent, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor to the Escrow Account.

3.4          Delivery of Securities.

(a)           Delivery by Electronic Book-Entry at The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing Mellon Investor Services LLC, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery.  Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents.  Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)           Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify Citigroup of the account or accounts at Citigroup to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account(s) at Citigroup, as applicable, identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.

(c)           Physical Delivery Versus Payment through the Escrow Agent. If the Investor elects to settle the Shares purchased by such Investor by physical delivery versus payment through the Escrow Agent, the Investor shall set forth on the Signature Page the address to which the physical certificates representing the Shares shall be delivered.  On the Closing Date, the Company shall cause its transfer agent to deliver the physical certificates to such address.

(d)           Physical Delivery of Warrants. The Company shall deliver to the Investor the Warrants being purchased by the Investor in physical form.

4.             Representations, Warranties and Covenants of the Investor.

4.1          The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities (including the Warrant Shares), including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities (including the Warrant Shares), (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire attached as Exhibit A hereto for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Securities set forth on the Signature Page, relied only upon any or all of the following:  the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission, the Disclosure Package (as defined in the Agency Agreement) provided to the Investor and the representations and warranties of the Company contained herein and in the Agency Agreement and the Investor has not relied on any other information, if any, provided by the Placement Agents to the Investor.

4.2          The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or any Placement Agent that would permit an offering of the Securities (including the Warrant Shares), or possession or distribution of offering materials in connection with the issue of the Securities (including the Warrant Shares) in any jurisdiction outside the United States where action for that purpose is required.  Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities (including the Warrant Shares) or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agents are not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Securities (including the Warrant Shares), except as set forth or incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Disclosure Package (as defined in the Agency Agreement).

4.3          The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this

Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.4          The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities (including the Warrant Shares) constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities (including the Warrant Shares).

4.5          Since the date on which the Company or any Placement Agent first contacted such Investor about the Offering, Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

4.6          The Investor hereby acknowledges that (a) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Investors, and the Investor is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (b) the Placement Agents are not acting as fiduciaries or advisors of the Company or the Investor and (c) the Company’s engagement of the Placement Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. The Investor agrees that it will not claim that the Placement Agents have rendered advisory services of any nature or respect, or owe any fiduciary or similar duty to the Investors, in connection with such transaction or the process leading thereto.

5.             Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by any Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

6.             Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered and addressed as follows:

if to the Company, to:

AVI BioPharma, Inc.
One SW Columbia, Suite 1105
Portland, OR 97258
Attention:  K. Michael Forrest

with copies to (which shall not alone constitute notice):

Davis Wright Tremaine LLP

1300 SW 5th Avenue, 24th Floor

Portland, OR 97201

Attention: Michael C. Phillips, Esq.

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in accordance with this Section 6.

7.             Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement.

12.          Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement, shall constitute written confirmation of the Company’s sale of Securities to such Investor.

13.          Press Release.  The Company and the Investor agree that the Company shall issue a press release announcing the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.          Termination.  In the event that the Agency Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

AVI BIOPHARMA, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be
registered in. You may use a nominee name if
appropriate:

2.	The relationship between the Investor and the
registered holder listed in response to item 1
above:

3.	The mailing address of the registered holder
listed in response to item 1 above:

4.	The Social Security Number or Tax
Identification Number of the registered holder
listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at
which the account or accounts to be credited with the
Shares are maintained), if applicable:

6.	DTC Participant Number, if applicable:

7.	Name of Account at DTC Participant being
credited with the Shares, if applicable:

8.	Account Number at DTC Participant being
credited with the Shares, if applicable:

9.	Contact Name at Broker:

10.	Broker’s Telephone Number:

EXHIBIT C

Form of Opinion of Davis Wright Tremaine, LLP

EXHIBIT D

Form of Intellectual Property Counsel Opinion